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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2002

MEDICSIGHT, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-26886 (Commission File Number)	13-4148725 (I.R.S. Employer Identification No.)

46 Berkeley Square, London, W1J 5AT, United Kingdom
(Address of Principal Executive Offices) (Zip Code)

011-44 20 7598-4070
(Registrant's Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Item 5.    Other Events.

        On December 30, 2002, Medicsight, Inc. (the "Company") amended its Certificate of Incorporation (the "Amendment") to effect a one for three reverse stock split of the Company's issued and outstanding shares of common stock. The Amendment was approved by a majority of the stockholders of the Company. An Information Statement setting forth the details of the Amendment was distributed to stockholders on December 10, 2002.

        On December 20, 2002, the Company issued two press releases (the "Press Releases") announcing the appointment of two new directors to the Company's Board of Directors, the Company's submission of an application to list its shares of common stock on The American Stock Exchange, the Company's Lifesyne Center's execution of its first 130 scans, and the Company's acquisition of seven million shares of Medicsight Plc. The Press Releases are attached hereto as Exhibits 99.1 and 99.2.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

  (c)
  Exhibits.

  3
  Composite Certificate of Incorporation, as amended and currently in effect.

  99.1
  Press Release, dated December 20, 2002.

  99.2
  Press Release, dated December 20, 2002.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MEDICSIGHT, INC.
By:	/s/ STEFAN ALLESCH-TAYLOR Stefan Allesch-Taylor Chairman and Chief Executive Officer

Date: December 30, 2002

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  Item 5. Other Events.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURE